Exhibit 10.11.1.2

Notice of Grant of Stock Options and Non-Qualified Stock Option Agreement	Trinity Industries, Inc. ID: 75-0225040 2525 Stemmons Freeway Dallas, Texas 75207-2401

[Optionee’s Name] [Optionee’s Address]	Option Number: Plan: ID:	[#] 2004 [#]

Effective [grant date], you have been granted a Non-Qualified Stock Option to buy                      shares of Trinity Industries, Inc. (the Company) stock at $                     per share.
The total option price of the shares granted is $                    .
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under this Non-Qualified Stock Option Agreement and are governed by the terms and conditions of the Company’s 2004 Stock Option and Incentive Plan (the “Plan”) and include the Trinity Industries, Inc. Non-Qualified Stock Option Terms and Conditions as of December 9, 2008 (the “Terms”), all of which are incorporated herein and made a part of this document. You also acknowledge receipt of the Terms, and that you have either received a copy of the Plan or can obtain a copy at the SEC website (www.sec.gov).

Trinity Industries, Inc.	Date

[Optionee’s Name]	Date

TRINITY INDUSTRIES, INC.
NON-QUALIFIED STOCK OPTION TERMS
AND CONDITIONS AS OF DECEMBER 9, 2008
     Unless otherwise prescribed by the Human Resources Committee of the Board of Directors of Trinity Industries, Inc. (the “Committee”), the following Terms and Conditions shall be applicable to Non-Qualified Stock Option awards by Trinity Industries from and after December 9, 2008 and shall be incorporated by reference into all Non-Qualified Stock Option Agreements. As used herein, the terms “this option, the option, option granted herein, or option granted hereunder” mean options granted from time to time pursuant to a Notice of Grant of Stock Options and Non-Qualified Stock Option Agreement (“Agreement”) into which these Terms and Conditions are incorporated.
     1. Grant of Option. Subject to the terms and conditions of the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “2004 Plan”), the Company will grant from time to time to the Optionee options to purchase from the Company the $1.00 par value Common Stock of the Company over a period of time. The date of grant, price per share (the “Exercise Price”), total number of shares subject to option (the “Optioned Shares”), and periods of time during which such Optioned Shares may be purchased are as set forth in a separate Agreement into which these Terms and Conditions are incorporated and made a part thereof.
     The options granted hereunder are not intended to constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). However, the options granted hereunder are intended to comply with the provisions governing non-qualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt the options from application of Section 409A of the Code.
     2. Manner of Exercising Option. The option granted herein shall be exercised by the Optionee only in the State of Texas at the principal office of the Company by:
(a) Delivering to the Controller of the Company a written notice specifying the number of Optioned Shares the Optionee then desires to purchase and the date of exercise thereof, which date shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon, and which such written notice shall be in substantially the following form and shall be signed by the Optionee:
“To Trinity Industries, Inc.:
I hereby exercise my option to purchase from Trinity Industries, Inc. (the “Company”) at Dallas, Texas                      shares of its Common Stock on [exercise date] in accordance with the Company’s 2004 Stock Option and Incentive Plan and in accordance with my Non-Qualified Stock

Option Agreement dated [the date of the Agreement] and hereby tender in payment therefore cash and/or stock in the amount of, and/or with an aggregate value equal to $                    , being $                     per share.

“(Name of Optionee)”
“(Date)”

(b) Tendering the full exercise price of such Optioned Shares either: (1) in cash (including check, bank draft, or money order); or (2) by the delivery of shares of Common Stock of the Company already owned by the Optionee; or (3) tendering shares of Common Stock of the Company owned by the Optionee by delivery of a completed and signed Trinity Industries, Inc. “Stock Option Exercise Attestation Form”; (4) by providing herewith an order for a designated broker to sell part or all of the Optioned Shares and deliver sufficient proceeds to the Company to pay the full exercise price of the Optioned Shares; or (5) by a combination of items b(1), b(2), b(3) or b(4) above.
(c) Tendering the minimum amount of any statutory federal, state, or local tax required to be withheld by the Company due to the exercise of an option granted hereunder, which shall be satisfied, at the election of the Optionee, but subject to the consent of the Committee, either (1) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the “Cash Method”); or (2) through the retention by the Company of a number of shares of Common Stock out of the Shares being purchased through the exercise of the option having a Fair Market Value equal to the amount of the minimum withholding obligation (the “Share Retention Method”). However, any Optionee who is subject to Section 16 of the Securities Exchange Act of 1934 shall satisfy such withholding obligation by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means.
     Shares of Common Stock of the Company delivered or tendered to exercise the option must be held for at least six months prior to the date of exercise of the option if the shares were acquired by previous exercise of a stock option or by vesting of Restricted Stock or Restricted Stock Units. Shares acquired by methods other than exercise of a stock option (e.g. open market purchase, gift, etc.) do not have the six month holding requirement.
     If the Optionee fails to pay for any of the Optioned Shares specified in the exercise notice or fails to accept delivery thereof, that portion of the option and right to purchase such Optioned Shares may be forfeited, in the sole discretion of the Company.
     As soon as practicable after such exercise of the option in whole or in part by the Optionee, the Company will issue, in certificated or book entry form, as the Company may determine, the number of shares with respect to which the option shall be so exercised minus the number of shares to be withheld, if any, issued in the Optionee’s name. Each purchase of stock hereunder shall be a separate and divisible transaction and a complete contract in and of itself.
     3. Restrictions on Exercise. The option may be exercised in whole or in part, but only with respect to full shares of Common Stock, and no fractional share of Common Stock shall be issued.
     4. Compliance with Securities and Other Laws. The Company shall not be required to sell or issue shares of Common Stock under option if the issuance thereof would constitute a violation by either the Optionee or the Company of any provision of any law or regulation of any governmental authority or any national securities exchange. As a condition of any sale or issuance of the shares of Common Stock under option, the Company may place legends on shares, issue stop transfer orders and require such agreements or undertakings from the Optionee as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the Optionee that the Optionee is acquiring the shares of Common Stock solely for investment and not with a view to distribution and that no distribution of such shares acquired by the Optionee will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.
     5. Early Termination of Option. Unless otherwise determined by the Committee and subject to the provisions of Section 8 hereof, in the event that the Optionee ceases to be a director or employee of the Company or an Affiliate of the Company for any reason, this option shall terminate completely as to all shares with respect to which the Optionee was not entitled, under the terms hereof, to purchase at the date of such cessation of service. However, to the extent that this option could have been exercised at the date of cessation of service and the Optionee could have purchased shares, under the terms hereof, at the date of such cessation of service, then this option shall continue with respect to those shares which the Optionee could have purchased and had not purchased, under the terms hereof, at the date of such cessation of service only to the extent set forth below.
(a) Unless otherwise determined by the Committee, if the Optionee ceases to be a director or employee of the Company or an Affiliate by reason of the fact that the Optionee is discharged for cause, as determined solely and exclusively by the Committee, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited at the time of the Optionee’s discharge for cause.
(b) Unless such periods are otherwise extended by the Committee, if the Optionee ceases to be a director or employee of the Company or an Affiliate by reason of the Optionee’s resignation, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited ten (10) days after the date of the Optionee’s resignation; except that in case the Optionee shall die within ten (10) days after the date of resignation, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to thirty-six (36) months from such cessation of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.
(c) Unless such periods are otherwise extended by the Committee, if the Optionee ceases to be a director or employee of the Company or an Affiliate by reason of the Optionee’s Retirement, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited thirty-six (36) months after the date of the Optionee’s Retirement; except that in case the Optionee shall die within thirty-six (36) months after the date of Retirement, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to thirty-six (36) months from such cessation of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.
(d) Unless such periods are otherwise extended by the Committee, if the Optionee ceases to be a director or employee of the Company or an Affiliate by reason of the Optionee’s Disability, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited thirty-six (36) months after the date that the Optionee ceased to be a director or employee of the Company or an Affiliate; except that in case the Optionee shall die within thirty-six (36) months after the Optionee ceases to be a director or employee pursuant to the provisions of this paragraph (d), the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to thirty-six (36) months from such cessation of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.
(e) Unless such periods are otherwise extended by the Committee, if the Optionee ceases to be a director or employee of the Company or an Affiliate by reason of death, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up thirty-six (36) months from such cessation of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.
(f) Unless such periods are otherwise extended by the Committee, if the Optionee ceases to be a director or employee of the Company or an Affiliate for any reason other than discharge for cause, resignation, Retirement, Disability, or death, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited three (3) months after the date that the Optionee ceased to be a director or employee of the Company or an Affiliate; except that in case the Optionee shall die within three (3) months after the Optionee ceases to be a director or employee pursuant to the provisions of this paragraph (f), the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to thirty-six (36) months from such cessation of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.

(g) Despite the provisions of paragraphs (b), (c), (d), (e), and (f) of this Section 5, no option shall be exercisable under any condition after the date which is ten (10) years from the date of grant specified in the Agreement.
     For purposes hereof, the terms “Disability” and “Retirement” shall have the meaning set forth in the 2004 Plan, as may be amended from time to time. For purposes hereof, the term “Change in Control” shall not have the meaning set forth in the 2004 Plan, as may be amended from time to time, but rather, a “Change in Control” of the Company shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
     (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities, unless the transaction resulting in a Person becoming the Beneficial Owner of 30% or more of the combined voting power of the Company’s then-outstanding securities is approved in advance by the Company’s Board of Directors (sometimes hereafter referred to as the “Board”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or
     (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on September 9, 2008, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on September 9, 2008 or whose appointment, election or nomination for election was previously so approved or recommended; or
     (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business)

representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
     (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or a sale or disposition (whether by reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, or other similar corporate transaction or event) by the Company of all or substantially all of the Company’s assets (in one transaction or a series of transactions within any period of 24 consecutive months) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. However, a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (or two or more entities in one transaction or a series of transactions within any period of 24 consecutive months), at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition shall be considered a Change in Control of the Company for purposes hereof if the Optionee is not offered employment with such entity (or one of such entities) on terms comparable to those applicable to the Optionee immediately prior to such an event. The sale or disposition of a subsidiary or a division of the Company, or certain assets of the Company (or of a subsidiary of the Company), shall not be a Change in Control unless any such transaction or series of related transactions results in a sale or disposition by the Company of all or substantially all of the Company’s assets as provided in subparagraph (iv) above.
For purposes hereof:
     “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
     “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Person” shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     6. Nontransferability of Option. Except as provided in the 2004 Plan, this option shall not be transferable other than by will or the laws of descent and distribution (and such transferee shall have all of the rights of the Optionee), and this option may be exercised, during the lifetime of the Optionee, only by the Optionee or in the case of the Optionee’s Disability, the Optionee’s guardian. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of this option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon this option shall be null and void and without effect.
     7. Adjustments upon Changes in Capitalization. The Committee may make adjustments in the number of shares subject to option for any subdivision or consolidation of shares of Common Stock of the Company as provided in the 2004 Plan.
     Except as expressly provided in the 2004 Plan and in Section 8 hereof, Optionee shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger, or consolidation, or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Optioned Shares or the Exercise Price.
     The granting of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell, or transfer all or any part of its business or assets.
     8. Vesting of Option.
(a) The option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. The Optionee shall vest in the option granted hereunder in accordance with the schedule specified in the Agreement. This option vesting schedule will be accelerated as provided in the 2004 Plan or in the event the provisions of paragraphs (b) or (c) of this Section 8 apply, and may be accelerated at the discretion of the Committee in accordance with the 2004 Plan.
(b) If the Optionee ceases to be a director or employee of the Company or an Affiliate by reason of death, Disability, or Retirement, or in the event of a Change in Control of the Company, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in the option granted hereunder and shall have the immediate right to exercise such option to the extent not previously exercised.
(c) In the event of the dissolution or liquidation of the Company, the option granted hereunder shall terminate as of a date to be fixed by the Board of Directors, provided that not less than thirty (30) days’ written notice of the date so fixed shall be given to the Optionee and the Optionee shall have the right during such period to exercise the option even though the option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no further effect.
     9. No Rights of a Stockholder or of Continued Employment or of Grant of Additional Options. Optionee shall not have any of the rights of a stockholder of the Company with respect to the Optioned Shares except to the extent that one or more certificates for Optioned Shares shall have been delivered to Optionee, or Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option. Further, nothing herein shall confer upon Optionee any right to remain in the employ or continue as a director of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate the Optionee’s employment or directorship at any time. Further, nothing herein shall confer upon Optionee any right to receive any future grants of options.
     10. Substitution for Stock Appreciation Rights. As provided in the 2004 Plan, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to Optionee, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee.
     11. Interpretation by the Committee. The administration of the 2004 Plan has been vested in the Committee, and all questions of interpretation and application of these Terms and Conditions and the Agreement shall be subject to the determination by a majority of such Committee members, which determination shall be final and binding on Optionee. The Optionee acknowledges that he or she has either received a copy of the Plan or can obtain a copy at the SEC website (www.sec.gov), and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this option subject to all the terms and provisions thereof. The Optionee agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon questions arising under the 2004 Plan, these Terms and Conditions and the Agreement.
     12. Confidentiality. The option granted hereunder is to be treated as STRICTLY CONFIDENTIAL. An Optionee who shares information regarding the option granted hereunder with other employees or outside persons, other than as required to comply with applicable laws or as necessary to manage his or her personal finances, is subject to the option granted hereunder being forfeited upon a determination by the Committee that the Optionee has violated this Section.
     13. Policy for Repayment on Restatement of Financial Statements. The option granted hereunder is subject to cancellation upon a determination by the Committee pursuant to the Policy for Repayment on Restatement of Financial Statements

in effect at the time of such determination, which Policy is incorporated herein by reference.
     14. Option Subject to Stock Option Plan. In case of any conflict between these Terms and Conditions, the Agreement, and the 2004 Plan, the terms, conditions and provisions of the 2004 Plan shall be controlling.
     15. Specific Performance. Remedies at law will be inadequate remedies for breach of these Terms and Conditions and the Agreement, and consequently these Terms and Conditions and the Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the right and remedies at law or in equity of the parties with respect to the option granted hereunder.
     16. Law Governing. These Terms and Conditions and the Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of these Terms and Conditions and the Agreement to the laws of another state).
     17. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in these Terms and Conditions or the Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in these Terms and Conditions or the Agreement and these Terms and Conditions and the Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
     18. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in these Terms and Conditions and the Agreement shall be construed as a covenant and agreement independent of any other provision of these Terms and Conditions and the Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on these Terms and Conditions or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in these Terms and Conditions.
     19. Entire Agreement. These Terms and Conditions together with the Agreement and the 2004 Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into these Terms and Conditions and the Agreement. The Optionee and the Company acknowledge that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in these Terms and Conditions, the Agreement, or the 2004 Plan and that any agreement, statement or promise that is not contained in these Terms and Conditions, the Agreement, or the 2004 Plan shall not be valid or binding or of any force or effect.
     20. Parties Bound. The terms, provisions, and agreements that are contained in these Terms and Conditions and the Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.
     21. Modification. The Company may amend the 2004 Plan or revoke this option to the extent permitted by the 2004 Plan. Furthermore, the Company may change or modify these Terms and Conditions without the Optionee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.
     22. Headings. The headings that are used in these Terms and Conditions are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of these Terms and Conditions.
     23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:
a. Notice to the Company shall be addressed and delivered as follows:
Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, TX 75207
Attn: Chief Executive Officer
Facsimile: 214-589-8824
b. Notice to the Optionee shall be addressed and delivered to the address on record with the Company’s Human Resources department.
     24. Tax Requirements. The Optionee is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this option, including, without limitation, potential tax consequences to the Optionee under Section 409A of the Code.